Exhibit (e)(2)(d)

AMENDMENT NO. 3 TO DISTRIBUTION AGREEMENT

THIS AMENDMENT NO. 3 TO DISTRIBUTION AGREEMENT (this “Amendment”), effective as of the ___ day of December, 2009 (the “Amendment Effective Date”), between FORWARD FUNDS, a Delaware statutory trust, solely on behalf of each of the series or portfolios (“Portfolios”) set forth in Schedule A, as amended herein (the “Fund”) and SEI INVESTMENTS DISTRIBUTION CO. (the “Distributor”).

WHEREAS:

1.	The parties hereto entered into a Distribution Agreement, dated as of August 14, 2008, as amended (the “Agreement”); and

2.	The parties hereto desire to amend the Agreement on the terms and subject to the conditions provided herein.

NOW, THEREFORE, in consideration of the premises, covenants, representations and warranties contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

1.	Schedule A (Series/Portfolios). Schedule A of the Agreement is hereby deleted in its entirety and replaced with the Schedule A attached hereto.

2.	Ratification of Agreement. Except as expressly amended and provided herein, all of the terms, conditions and provisions of the Agreement are hereby ratified and shall continue in full force and effect.

3.	Counterparts. This Amendment may be executed in two or more counterparts, all of which shall constitute one and the same instrument. Each such counterpart shall be deemed an original, and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart. This Amendment shall be deemed executed by each party when any one or more counterparts hereof or thereof, individually or taken together, bears the original, facsimile or scanned signatures of each of the parties.

4.	Binding Effect. This Amendment shall be binding upon, and shall inure to the benefit of the Fund and the Distributor and each of their respective permitted successors and assigns.

5.	Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to any conflict of laws or choice of law rules or principles thereof. To the extent that the applicable laws of the Commonwealth of Pennsylvania, or, or any of the provisions of this Agreement, conflict with the applicable provisions of the 1940 Act, the Securities Act of 1933 or the Securities Exchange Act of 1934, the latter should control.

[Signature Page Follows]

IN WITNESS WHEREOF this Amendment has been entered into as of the day and year first above written.

DISTRIBUTOR:	FUND:

SEI INVESTMENTS DISTRIBUTION CO.	FORWARD FUNDS

By:	By:
Name:	Name:
Title:	Title:

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SCHEDULE A

SERIES/PORTFOLIOS

Accessor Strategic Alternatives Fund

Accessor Growth Fund

Accessor Value Fund

Accessor Small to Mid Cap Fund

Accessor International Equity Fund

Accessor High Yield Bond Fund

Accessor Mortgage Securities Fund

Accessor U.S. Government Money Fund

Accessor Aggressive Growth Allocation Fund

Accessor Growth & Income Allocation Fund

Accessor Growth Allocation Fund

Accessor Balanced Allocation Fund

Accessor Income & Growth Allocation Fund

Accessor Income Allocation Fund

Accessor Frontier Markets Fund

Accessor Investment Grade Fixed-Income Fund

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